Riviera Holdings Corporation
                         2901 Las Vegas Boulevard South
                               Las Vegas, NV 89109
                       Investor Relations: (800) 362-1460
                               TRADED: AMEX - RIV
                               www.theriviera.com








FOR FURTHER INFORMATION:
AT THE COMPANY:                           INVESTOR RELATIONS CONTACT:
Duane Krohn, Treasurer and CFO            Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                      (208) 241-3704 Voice
(702) 794-9442 Fax                        (208) 232-5317 Fax
Email:  dkrohn@theriviera.com             Email:   betsyt@cableone.net

FOR IMMEDIATE RELEASE:


           RIVIERA HOLDINGS FIRST QUARTER 2006 CONFERENCE CALL SET FOR MAY 2

LAS VEGAS, NV - April 26, 2006 - In conjunction with the release of Riviera Holdings Corporation's (AMEX: RIV) first quarter financial results, the Company will hold a conference call on Tuesday, May 2, 2006 at 2 p.m. Eastern Daylight Time.
What:     Riviera Holdings First Quarter 2006 Financial Results
When:     Tuesday, May 2, 2006, 2 p.m. EDT/ 11 a.m. PDT
Where:    http://www.videonewswire.com/event.asp?id=33616 or www.theriviera.com
          -----------------------------------------------
How: Live and rebroadcast over the Internet - simply log onto the web at one of the above addresses
Live call via telephone:   888-889-5602
Replay information:        877-519-4471, code 7327369
Contact information:       Betsy Truax 208-241-3704 or BetsyT@cableone.net

About Riviera Holdings:
Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera is traded on the American Stock Exchange under the symbol RIV.


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